Exhibit 10.1

MORGAN STANLEY SENIOR FUNDING, INC.

1585 Broadway

New York, New York  10036

June 7, 2013

CONFIDENTIAL

Auxilium Pharmaceuticals, Inc.
640 Lee Road
Chesterbrook, PA 19087

Attention:  Mr. James E. Fickenscher, Chief Financial Officer

Re: Second Amendment to Credit Agreement

Ladies and Gentlemen:

This letter amendment (this “Amendment”) makes reference to that certain (i) Fee Letter, dated as of April 26, 2013 (the “Fee Letter”), between Morgan Stanley Senior Funding, Inc. (the “MSSF”) and Auxilium Pharmaceuticals, Inc. (the “Borrower”) and (ii) Credit Agreement, dated as of April 26, 2013 (as amended by that certain letter amendment, dated as of June 3, 2013, and this Amendment, the “Credit Agreement”; capitalized terms used by not defined herein have the meanings assigned therein), between the Borrower and the Arranger, in its capacity as Administrative Agent, Collateral Agent and Term Lender.

MSSF hereby notifies the Borrower of its intention to exercise its right to “flex” certain provisions of the Term Loan Facility pursuant to Section 2(a) of the Fee Letter. Pursuant to Section 10.1 of the Credit Agreement, the Credit Agreement may be amended with the consent of the Borrower and MSSF (in its capacity as sole Term Lender).

The Borrower and MSSF hereby agree that, effective as of the execution of this Amendment, the Credit Agreement shall be amended as follows:

(a)                                 The recitals to the Credit Agreement are hereby amended by deleting the final “and” from the end of the second “WHEREAS” clause and adding the following new “WHEREAS” clause immediately thereafter:

“WHEREAS, certain amendments to this Agreement have been effected pursuant to that certain Letter Amendment, dated as of June 2, 2013, among the Borrower and the Lenders, and that certain Letter Amendment, dated as of June 7, 2013, among the Borrower and the Lenders; and”

(b)                                 The definition of “Applicable Margin” in Section 1.1 is hereby amended and restated in its entirety as follows:

““Applicable Margin”:  5.00% for LIBOR Rate Loans and 4.00% for ABR Loans.”

(c)                                  The definition of “Repricing Transaction” in Section 1.1 is hereby deleted in its entirety;

(d)                                 The definition of “Term Loan Maturity Date” in Section 1.1 is hereby amended and restated in its entirety as follows:

““Term Loan Maturity Date”:  April 26, 2017.”

(e)                                  Section 2.3 is hereby amended by replacing the percentage “0.25%” with the percentage “1.25%”;

(f)                                   Section 2.4(c)(iv) is hereby amended by deleting the following language “until the date that is two (2) years from the Closing Date,”;

(g)                                  Section 2.4(c)(v) is hereby amended by deleting the following language “that until the date that is two (2) years from the Closing Date,”; and

(h)                                 Section 3.2(g) is hereby amended and restated in its entirety as follows:

“(g)                            Prepayment Premium.  The Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender a prepayment premium in connection with (x) any voluntary or optional prepayment (or repayment) of Term Loans pursuant to Section 3.1 or (y) any mandatory prepayment (or repayment) of Term Loans pursuant to Sections 3.2(a), (b) (other than with respect to a Recovery Event) or (d), in each case, made on or prior to the second anniversary of the Closing Date in an amount not to exceed (i) in the event such prepayment or repayment occurs on or after the Closing Date, but on or prior to the first anniversary of the Closing Date, 2.00% of the principal amount of the Term Loans so prepaid or repaid during such period, and (ii) in the event such prepayment or repayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 1.00% of the principal amount of the Term Loans so prepaid or repaid during such period.”

The Borrower and MSSF hereby acknowledge and agree that this Amendment and the amendments contained herein shall not limit MSSF’s right to further exercise its rights with respect to the “flex” provisions of the Fee Letter in accordance with the terms thereof.

Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic .pdf shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which counterpart shall be an original, but all of which shall together constitute one and the same instrument.  This Amendment may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto.  This Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement.  This Amendment shall be governed by, and construed in

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accordance with, the laws of the State of New York and all parties hereto waive any right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or the transactions contemplated hereby.  This Amendment shall not be assignable by you without our prior written consent and any purported assignment without such consent shall be null and void.

[Signature Pages Follow]

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If the foregoing correctly sets forth the understanding reached by the undersigned, please sign in the space provided below, whereupon this Amendment shall become effective as of the date indicated above.

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Chris Sevrens
	Name:	Chris Sevrens
	Title:	Authorized Signatory

Signature Page to

Second Letter Amendment (Flex)

Accepted and agreed to
as of the date first above written:

AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ James E. Fickenscher
	Name:	James E. Fickenscher
	Title:	Chief Financial Officer

Signature Page to

Second Letter Amendment (Flex)